UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 9, 2004



                        JACK HENRY & ASSOCIATES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its Charter)



          Delaware                     0-14112                 43-1128385
 ----------------------------  ------------------------   -------------------
 (State or Other Jurisdiction  (Commission File Number)      (IRS Employer
      of Incorporation)                                   Identification No.)


                663 Highway 60, P.O. Box 807, Monett, MO 65708
              --------------------------------------------------
              (Address of principal executive offices)(zip code)


     Registrant's telephone number, including area code:   (417) 235-6652

 Item 5.  Other Events.


      Chairman of the Board, Michael E. Henry, has advised us that JKHY Partners has entered into a new Prearranged Trading Plan in accordance with SEC Rule 10b5-1 for the purpose of liquidating a portion of its holdings in the common stock of the Company. JKHY Partners is a family partnership owned by Mr. Henry and his sister Vicki Jo Henry. Mr. Henry manages the partnership. The plan calls for sales of up to 1,000,000 shares over the next twelve months, depending on market conditions and price. This amount represents approximately 1% of the total Company stock outstanding, and represents approximately 12% of the total beneficial holdings of Company stock reported by Mr. Henry,
      which includes various personal and family holdings.   The trading
      plan may be terminated at any time.




                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          Date: August 9, 2004
                          JACK HENRY & ASSOCIATES, INC.
                          (Registrant)

                          By: /s/ Kevin D. Williams
                          -------------------------
                          Kevin D. Williams
                          Chief Financial Officer